UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) June 6, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



================================================================================

Check the appropriate box below if the Form 8-K filing is intended to
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    230.425)

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    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

General Motors Corporation (GM) issued a press release today, June 6, 2006, on Rick Wagoner's speech given at GM's Annual Meeting in Wilmington, Delaware.


              GM Chairman Addresses Stockholders at Annual Meeting
                                  Rick Wagoner
                     GM Chairman and Chief Executive Officer
                                WILMINGTON, Del.

WILMINGTON, Del. - General Motors Corp. (NYSE: GM) Chairman and Chief Executive Officer Rick Wagoner today delivered a state of the business address at the company's annual meeting of stockholders. The following are his remarks:

Our top priority at General Motors today, as it has been for the past year, is turning around our business in North America... and this will be the major focus of my "State of the Business" discussion today.

  o Let me preface my comments by pointing out that our first-quarter performance this year included significant improvement in the financial results of all of our automotive units.

  o Revenue for the quarter was a record $52 billion, and global unit sales were up, as well. We recorded our first profitable quarter in a year and a half. These were important milestones in our turnaround plan.

  o Let me also point out that for 2005, GM had its second-highest global sales volume ever - nearly 9.2 million vehicles - and, for the first time in the company's long history, more than half of those sales came from outside the United States.

  o This highlights the fact that GM is an increasingly global company, with rapidly expanding operations in many countries around the world. I will begin by briefly reviewing our performance in those areas.

In Europe, our performance so far this year reflects a continuation of the progress we saw in 2005.

  o In fact, GM Europe recorded its first profitable first quarter since 2000, on the strength of strong products, our aggressive cost-cutting plan, and progress with our multi-brand strategy, which adds a focus on Chevrolet and Cadillac, in addition to our traditional European brands - Opel/Vauxhall and Saab.

In our Asia Pacific region, we continue to see very strong growth in sales and continued solid profitability. For the first time, GM sold more than 1 million cars and trucks in the Asia Pacific region last year, and we are well on our way to surpassing that record this year.

  o In China, the world's fastest-growing market, GM became the number-one car manufacturer last year, and our sales were up 76 percent in the first quarter of this year.

  o In South Korea, GM Daewoo continues to outpace expectations, achieving profitability ahead of schedule and growing sales by 29 percent in 2005. Besides providing us with a major presence in the Korean market, GM Daewoo products are playing a key role in our strategy to grow the Chevrolet brand around the globe.

Our Latin America, Africa, and Middle East region also achieved stronger sales and profitability in 2005 and the first quarter of 2006, with market share on the rise, as well.

  o Besides setting sales records in a number of countries in South America, the Middle East, and South Africa, we continue to make solid progress turning around our business in Brazil.

And, GMAC continues to post solid results, despite the impact of credit rating pressures on funding cost and availability.

  o And importantly, in April, we announced our plans to sell 51 percent of our equity in GMAC to a consortium of investors led by Cerberus Capital Management. This should offer significant benefits to GM, GMAC, and our stockholders - more on that subject in a few moments.


                                  * * * * * * *


At last year's Annual Meeting, I laid out a detailed four-point turnaround plan designed to return our North American operations to profitability as soon as possible... and we have been aggressively implementing that plan since then.

  o It's important to understand that our goal in this restructuring is not just to change GM's bottom line from red to black. Our goal is to structure GM for sustained profitability and growth... to set us up to be successful for years to come in this ever-more-global auto industry.

  o That's the real intent of our turnaround efforts. And we are making significant progress. During the first quarter of this year, for example, we showed a big improvement in our North American results - about a billion dollars in net income. While still a long way from where we need to be, it was an encouraging sign that our turnaround plan is working.

  o Let me review the progress in the four elements of the turnaround plan that I laid out last year.


                                  * * * * * * *


First, as the key driver of the important revenue side of our turnaround, we need to keep raising the bar in the execution of great cars and trucks. In this area, we are clearly moving in the right direction, and at a fast pace, to the point that our product renaissance is being recognized by even some of our harshest traditional critics.

  o As a group, our launch vehicles accounted for about a third of our sales in the first quarter - more than double where they were a couple of years ago.

  o I'm talking about cars and trucks like the Chevy HHR, Saturn Sky, Pontiac G-6 convertible, Buick Lucerne, Saab 9-3 SportCombi, Hummer H3, Cadillac DTS... and others on the way.

  o We're especially pleased with the early sales of our new full-sized utilities, the Chevrolet Tahoe, GMC Yukon, and Cadillac Escalade.

  o Overall, we expect that launch vehicles will account for nearly 30 percent of our U.S. retail sales volume this year, and about 40 percent next year. That's up from about 20 percent in 2005.

Also on the product side, we continue to invest in technology to improve fuel economy, in a number of important areas.

  o First, we're applying a broad range of technologies that will continue to significantly improve fuel economy in our gas powertrains... things like:

     o Active Fuel Management, also known as cylinder deactivation, which improves fuel economy up to 10 percent;

     o Variable Valve Timing, which optimizes engine performance and improves fuel economy;

     o and broad-based applications of energy-efficient six-speed transmissions.

  o With the heightened U.S. interest in reducing our reliance on imported oil, there has been a lot of focus on biofuels recently, especially ethanol-based E-85... and GM is very well-positioned to support growth here.

     o In fact, we already have 1.9 million E85 vehicles on the road today, with plans to build over two million more in the next five years.

  o  On the hybrid front, we're also making good progress.

     o This summer we're adding to our hybrid line-up with an affordable system on the Saturn Vue Green Line... a hybrid SUV that is expected to get the highest highway fuel economy of any SUV, and cost less than $23,000.

     o And next year, we'll introduce our high-tech two-mode hybrid system in our large SUVs.

  o And we're making significant progress in vast research efforts on fuel-cell technology, which we continue to see as our best long-term solution for reducing dependence on imported oil.

  o Bottom line: GM already offers more cars and trucks that get 30 miles-per-gallon or better on the highway than any other manufacturer, and we're working hard to enhance our fuel-economy position across a broad range of technologies.

Finally, with regard to product, let me point out that despite financial difficulties, we backed up our commitment to great cars and trucks and new technologies by raising our annual capital spending on new products by about $1.5 billion over the last two years.

  o Great cars and trucks remain fundamental to everything we do at GM, and that will not change.


                                  * * * * * * *


The second element of our turnaround plan is to revitalize our sales and marketing strategy - clearly differentiating our brands, optimizing our distribution network, growing in key metro markets, and re-focusing our marketing efforts on the strength and value of our products.

  o Rather than incentives, we're promoting our brands, and especially our strong cars and trucks. We are focusing on improving the mix and quality of our sales, including reducing our daily rental business, which will improve used-car values.

And all this is beginning to work... our incentives are down significantly, while our average sales prices are up significantly.

  o This is a fundamental shift in the way we go to market... one that our dealers strongly encouraged and support, despite some financial sacrifice on their part... and one that we plan to stick with.

  o We'll need to be patient - there will be some challenging months in total sales figures as we shift our approach, and reduce sales to rental-car companies - but it will pay off in the long term.


                                  * * * * * * *


Turning to the cost side of our turnaround plan, last year I said we were focused on two primary areas:

  o  First, significantly improving our overall cost position;

  o and second, addressing our health care and legacy cost burden - areas where we are at a huge disadvantage versus our non-U.S. based competitors.
                       ----

And, since last year's meeting, we've made major progress on these fronts.

  o Last October, we announced a historic agreement with the UAW that will reduce GM's hourly retiree health-care obligation by about 25 percent, or $15 billion on a gross basis, and $12 billion on a net basis. Gross annual pre-tax expense savings will total approximately $3 billion, or $2.5 billion net.

  o This agreement was reached after a lot of hard bargaining, characterized by a problem-solving attitude on both sides. I'd like to recognize the UAW leadership for their important role in reaching this landmark agreement. Frankly, it wasn't easy, and it took a little longer, but it clearly shows it's worth the time and effort to try to reach cooperative solutions to tough issues, whenever we can.

  o A month later, last November, we announced that we would idle operations at 12 North American manufacturing facilities by 2008. Along with other efficiency and productivity initiatives, this will eliminate 30,000 manufacturing jobs over the 2005-2008 period, and reduce our excess capacity by one million units beyond the one million units we already eliminated between 2002 and 2005. When completed, these actions will reduce our structural cost by about $3 billion per annum.

  o In early February, we announced that GM would cap its contributions to salaried-retiree health care, effective next year. This means, in essence, that after that date, any increase in health care costs will be borne by individual retirees. Expected annual pre-tax savings for GM - about $900 million. And in the spirit of shared sacrifice, our top executives voluntarily reduced our own salaries - including 50 percent for me. And our Board reduced their own compensation by 50 percent.

  o On March 7, we announced that GM will freeze our U.S. salaried-pension plan at the end of 2006, and replace it with a fair but lower-cost plan. Expected annual pre-tax savings - about $400 million.

  o Also in March, in support of our November capacity actions, we reached an agreement with the UAW to reduce the number of U.S. hourly employees through an accelerated attrition program. The program runs until the end of June, so we'll announce the results then. So far, we are quite pleased with employee participation in the program.

  o And on March 31, we received the required U.S. District Court approval of our health-care agreement with the UAW, which will enable us to implement the negotiated changes and begin to realize savings in the third quarter of this year.

  o We're also aggressively pursuing structural cost reductions in other parts of the business - like engineering and marketing efficiencies, and reducing salaried staff.

  o Many of these actions were very difficult moves... but ones we had to take to help get our business back on track, and restructure GM to be competitive in the future.


                                  * * * * * * *


Based on all of these actions, we expect to cut $7 billion in structural costs in North America, on a running-rate basis, by the end of this year. These are huge reductions, for GM or any corporation anywhere.

  o And these moves will represent a big first step in reducing our global structural cost from approximately 34 percent of revenue in 2005, to our target of 25 percent of revenue by 2010.

  o There's more work to do to achieve this 25 percent target, but we are confident that we can get there... by continuing to improve our manufacturing efficiency and footprint, by continuing to reduce our legacy cost disadvantage, by steadily growing our revenue around the globe, by more efficiently developing more great cars and trucks, and other actions.

  o In short, reducing our global structural cost to 25 percent of revenue should make GM the global benchmark in structural costs among our major competitors... and that is our goal.

Beyond the structural cost reductions I've just mentioned, we also continue to pursue plans to address the other major elements of our cost structure - especially material costs and warranty expense.

  o Based on our improved quality performance in recent years, we've seen very real progress in warranty costs.

  o On the material cost side, rising prices for raw materials will make it difficult to achieve our net $1 billion target cost reduction this year... but material costs remain a very important focus of our turnaround plan, and we are continuing to pursue them aggressively, as well as other cost-reduction initiatives throughout the company.


                                  * * * * * * *


As I said last year, we also continue to focus on strengthening our liquidity and balance sheet, and there's significant progress to report in this area, as well.

  o Since the fourth quarter of 2005, we have sold all or part of our equity stakes in Fuji Heavy Industries, Isuzu, and Suzuki. These actions added more than $3 billion to GM's liquidity.

  o In February, the GM Board elected to reduce our quarterly dividend by 50 percent, to conserve about $500 million of capital on an annual basis. We are fully aware that, as stockholders, you are directly affected by this action, and let me say how much I appreciate your support for this difficult but necessary move.

  o As I noted earlier, we announced in April an agreement to sell 51 percent of our equity in GMAC to a consortium of investors led by Cerberus Capital Management. GM expects to receive approximately $14 billion in cash from this over three years, including an estimated $10 billion at closing, which we continue to target for the fourth quarter of this year.

     o This transaction will result in a stronger GMAC, which will be better able to support GM's automotive sales. And, with a 49 percent retained ownership stake, GM will continue to participate in GMAC's growth.

  o All told, these actions will strengthen GM's liquidity by over $17 billion, which will help fund our future product programs, growth initiatives, and turnaround plan, as well.


                                  * * * * * * *


So, in the past year, we've made some big moves, and we've made a lot of progress. Looking forward, we are optimistic about prospects for GM and the auto industry.

  o But no misconceptions, here - we know that there is plenty of hard work in front of us, and we are addressing it with an intense focus and a great sense of urgency.

  o  Next on our "to do" list are:

     o  Maximizing the success of the UAW early attrition program.

     o Reaching a cost-effective, consensual agreement to resolve the Delphi restructuring.

     o  Proceeding to close the GMAC transaction by year's end.

     o And continuing to successfully launch key new products, such as the Saturn Vue Green Line hybrid; the Saturn Aura; the Chevy and GMC full-size pickups; our all-new mid-size crossover vehicles, the Saturn Outlook, GMC Acadia, and Buick Enclave; and ramping up our E-85 flex-fuel vehicle production.


                                  * * * * * * *


In summary, I said earlier that the goal of our turnaround efforts is not just to return GM to profitability... but to structure GM for sustained profitability and growth.

  o Put another way, our goal is not just to fix GM for today, but to change GM for tomorrow... and that's really been the story of this company for the past 98 years.

  o "Change" comes in many forms - from game-breaking technology, to cutting-edge design, to a new business model. Change has allowed GM to remain the world's number-one automaker for 75 years in a row... and change is what will allow GM to be successful for years to come in an ever-more global auto industry.

  o At GM, today, we're in the process of creating a company that is more nimble and more global... one that leads in design, in engineering, and in manufacturing... one that leverages its global scope and scale, that leverages the best ideas and products from around the world... a company that is built for long-term success.

  o A new GM is beginning to take shape... and when we're done building it, it will be a company you will be proud of... a company that can compete and win against any company in the world.

  o I want to thank all of our stockholders for their understanding and perseverance as we go through these changes. We recognize that they are challenging, but we have absolute clarity about the road ahead... we have a strong plan... and I have no doubt that we will succeed.

  o Speaking on behalf of the entire GM team, I thank you, our stockholders, for your ongoing support.



                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                         (Registrant)


Date:  June 6, 2006                  By:  /s/PAUL W. SCHMIDT
                                     ---  ------------------
                                          (Paul W. Schmidt, Controller)